Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

August 15, 2012

DNB Financial Corporation
4 Brandywine Avenue
Downingtown, PA  19335

Re:           Registration Statement on Form S-8 of DNB Financial Corporation.

Ladies and Gentlemen:

We have acted as counsel to and for DNB Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 150,000 additional shares (the “Shares”) of the common stock of the Company, par value $1.00 per share (the “Common Stock”).  The Shares are issuable upon the exercise of stock options (the “Options”) to be granted pursuant to the Company’s 1995 Stock Option Plan, as amended and restated effective as of April 25, 2012 (the “Plan”), and individual option agreements, consistent with the terms of the Plan, to be entered into hereafter upon approval by the Company’s board of directors with certain employees and directors of the Company (the “Individual Option Agreements”).

We have examined copies of the Registration Statement, including the Section 10(a) prospectus constituting a part of the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3(i) to the Company’s Form 10-K filed with the Commission on March 31, 2009, the Company’s Amended and Restated Bylaws, included as Exhibit 3(ii) to the Company’s Form 10-K filed with the Commission on March 31, 2009, a Certificate of the Secretary of the Company dated August 15, 2012, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or as to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws).

Philadelphia, PA ● Malvern, PA ● Harrisburg, PA ● Wilmington, DE ● Cherry Hill, NJ ● Washington, DC

A Pennsylvania Limited Liability Partnership

DNB Financial Corporation
August 15, 2012

This opinion letter is given only with respect to laws and regulations presently in effect.  We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued upon proper exercise of the Options pursuant to and in accordance with the Plan and the respective Individual Option Agreements, will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued.   In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, /s/ Stradley Ronon Stevens & Young, LLP